Exhibit 99.1

WeTrade Group Inc. Announces Change of Board of Directors and Senior Management

Beijing, China, September 28, 2023 -- WeTrade Group Inc. (“WeTrade” or the “Company”) (NASDAQ: WETG), a global diversified “software as a service” (“SaaS”) technology service provider committed to offering technical support and digital transformation tools for enterprises across various industries, today announced the change of the new Board members and officers. Effective September 22, 2023, Mr. Zheng Dai has been appointed as the Chairman of the Board of the Company, and Mr. Xianzhi Liu has been appointed as a director of the Board of the Company. With these changes, the Board of the Company comprises three directors: Mr. Zheng Dai, Mr. Daxue Li and Mr. Xianzhi Liu. Furthermore, Ms. Lina Jiang has been appointed as the Chief Executive Officer of the Company, and Ms. Xiaodong An has been appointed as the Interim Chief Financial Officer of the Company, effective September 22, 2023.

Mr. Zheng Dai, 48, is the founder of the Company, co-founder of Qunar.com, and has achieved significant recognition in the field of internet marketing. In 2017, Mr. Zheng Dai and Mr. Pijun Liu jointly founded the Yuetao APP. In 2019, Mr. Dai founded the Company and served as the chairman until his resignation on December 21, 2022. In 2022, the Company was listed on the Nasdaq under the ticker symbol “WETG”. Mr. Dai is the Vice Secretary General of the Leisure and Vacation Branch of the China Tourism Association, member of the National Leisure Standardization Technical Committee, member of the China Brand Managers Association, member of the expert group of “Success Marketing” media group, researcher at the Jinghua Financial Think Tank, and 2012 China Mobile Internet M100 influencer. In 2017, he was one of the top ten emerging tourism figures in China. Previously, he served as a visiting professor for the MBA program at Nankai University, as well as an entrepreneurial mentor at Beijing University of Posts and Telecommunications and Beijing Institute of Fashion. He was also the Vice Chairman of the Internet Education Work Committee of the China Internet Association. Mr. Dai has a strong personal interest in hiking and mountaineering, and his footprints are found on the fourteen peaks over 8000 meters in the world. He led a team to devote themselves to the education industry in Tibetan areas. He graduated from Fuzhou University in 1998, majoring in Finance and Economics.

Mr. Xianzhi Liu, 26, graduated from Central North University in 2020 and later received a master’s degree from University of Leeds in 2022. From May 2020 to September 2020, he worked as a live streaming operator in the JD Retail Home Appliances Business Unit, mainly responsible for live streaming operations. From October 2020 to May 2021, he worked in the Human Resources Department of Beijing Qixing Campsite Education Consulting Co., Ltd., conducting in-depth research on the service industry and accumulating professional experience in the service industry. He was responsible for campus promotion and recruitment, accumulating resources in universities in Beijing.

Ms. Lina Jiang, 46, has over 20 years of work experience and has held core management positions at various companies. During her tenure, she has worked in human resources management, operations management, and more. From 2001 and 2018, Ms. Lina Jiang was involved in the education industry and served as the chairwoman of Qizhi Education. Her practical experience in the education industry has provided her with a solid professional foundation and professional thinking in the service industry. From 2018 to 2023, Ms. Lina Jiang served as the General Manager of Yuetao APP, overseeing overall revenue operation, personnel management, core strategic decisions, and the overall marketing strategy plan of the company. She graduated from Northeast Normal University in 2001 and later pursued a master’s degree from New Western University in the United States.

Ms. Xiaodong An, 36, has served in financial management roles for multiple companies and possesses professional knowledge and practical skills in the financial industry. Since July 2022, Ms. Xiaodong An has served as the Financial Director of the Company. From May 2010 to March 2022, Ms. Xiaodong An served as the accounting supervisor and general ledger accountant for Zhou Zhouyi (Beijing) Enterprise Management Co., Ltd., Beijing Jizhili Science and Trade Co., Ltd., Liaoning Senpu Industrial Co., Ltd., and Shenyang Mars Financial and Tax Service Co., Ltd. Through continuous work accumulation, Ms. Xiaodong An has been involved in various financial tasks, such as taxation and accounting. She has obtained the intermediate accounting title in China. She graduated from Shenyang University of Chemical Technology with a major in Accounting.

“With the new commercial landscape, higher requirements have been put forward for the development of the company. The new team appointed this time has rich experience in investments, operations, and financial management, which are crucial for the growth and long-term development of our company,” commented Mr. Zheng Dai, founder and Chairman of the Board of the Company. “I am pleased to welcome our new directors and officers on behalf of the company and look forward to the new team creating greater value for the company’s development.”

About WeTrade Group Inc.

WeTrade Group Inc. is a global diversified “Software as a Service” (“SaaS”) technology service provider committed to offering technical support and digital transformation tools for enterprises across various industries. WeTrade Group consists of four business segments: YCloud, WTPay, Y-Health, and YG.

YCloud is a micro-business cloud intelligent system launched by WeTrade, serving the global micro-business industry. YCloud strengthens users’ marketing relationships and CPS commission profit management through leading technology and big data analysis. It also helps increase payment scenarios to boost customers’ revenue through multi-channel data statistics, AI fission, and management, as well as an improved supply chain system.

Independently developed by the Company, WTPay supports multiple methods of online payment and eight mainstream digital wallets in over 100 countries, helping customers quickly realize global collection and payment business.

Y-Health is the sector focusing on public health business, engaging in the development of global business for biological health and medical enterprises. Currently, Y-Health mainly focuses on epidemic detection and prevention, daily healthcare, traditional Chinese medicines, and more.

YG is the new energy business segment that mainly provides tools and technical support for the digital new energy industry in the Middle East and Central Asia.

For more information, please visit https://ir.wetg.group.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans, and prospects, constituting forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements due to various factors, including but not limited to, risks and uncertainties associated with its ability to raise additional funding, maintain and grow its business, variability of operating results, enhance its brand, develop and introduce new products and services, successfully integrate acquired companies, technologies, and assets into its portfolio of products and services, conduct marketing and other business development initiatives, face competition in the industry, navigate general government regulation, economic conditions, dependence on key personnel, attract, hire and retain personnel with the technical skills and experience necessary to meet clients’ requirements, and protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

WeTrade Group Inc.

Investor Relations Department

ir@WeTradegroup.net

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